UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 13, 2005, Al Noyes verbally notified the Board of Directors (the “Board”) of Excelligence Learning Corporation (the “Company”) of his decision not to seek re-election to the Board at the Company’s 2005 annual meeting of stockholders. Mr. Noyes will remain on the Board for the remainder of his current term, which ends on May 10, 2005, the date of the Company’s 2005 annual meeting of stockholders. The Board does not currently know when it will consider candidates to fill the vacancy that will be left by the departure of Mr. Noyes. A copy of the press release announcing that Mr. Noyes will not seek re-election is attached hereto as Exhibit 99.1 and is incorporated by reference to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press release dated March 17, 2005.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Diane Kayser
Name:	Diane Kayser
Title:	Executive Vice President and
Chief Financial Officer